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                                                                   EXHIBIT 5.1


            OPINION AND CONSENT OF BROBECK, PHLEGER & HARRISON, LLP



                                                February 24, 1998

DuPont Photomasks, Inc.
100 Texas Avenue
Round Rock, Texas  78664


     Re:  DuPont Photomasks, Inc. --
          Registration Statement for Offering of
          3,000,000 Shares of Common Stock
          --------------------------------

Ladies and Gentlemen:

     We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 3,000,000 shares of Common Stock of DuPont Photomasks, Inc. (the "Company") authorized for issuance under the Company's 1997 Stock Option and Restricted Stock Plan (the "Plan"). We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the Plan and in accordance with the Registration Statement, such shares will be validly issued, fully paid and non-assessable shares of the Company's Common Stock.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                   Very truly yours,

                                   BROBECK, PHLEGER & HARRISON LLP